Exhibit 10.15

NOTE AMENDMENT AGREEMENT

This Note Amendment Agreement (this “Agreement”) dated January 20, 2011, to be effective as of January 1, 2011 (the “Effective Date”), by and between Task Technology, Inc., a Nevada corporation (the “Company”) and Genesis Fund, Ltd. (the “Note Holder”), each referred to herein as a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, the Company previously sold the Note Holder the following Promissory Notes (the “Promissory Notes”), copies of which are attached hereto as Exhibit A:

•	a Promissory Note in the amount of $10,000 on or around July 23, 2010;

•	a Promissory Note in the amount of $10,000 on or around August 4, 2010;

•	a Promissory Note in the amount of $10,000 on or around August 31, 2010;

•	a Promissory Note in the amount of $15,000 on or around September 13, 2010;

•	a Promissory Note in the amount of $10,000 on or around September 16, 2010;

•	a Promissory Note in the amount of $5,000 on or around September 24, 2010; and

•	a Promissory Note in the amount of $6,000 on or around December 17, 2010;

WHEREAS, the Promissory Notes currently have a stated interest rate of 20% per annum (the “Interest Rate”);

WHEREAS, capitalized terms used herein shall have the meaning ascribed to such terms in the Promissory Notes, unless otherwise stated herein or the context requires otherwise; and

WHEREAS, the Parties desire to enter into this Agreement to modify the Interest Rate of the Promissory Notes.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1.Amendment to Promissory Notes.  The interest rate as set forth in the introductory paragraph of each of the Promissory Notes is hereby amended and restated to provide that, effective as of the Effective Date above, interest on such Promissory Notes will accrue at the “rate of twelve percent (12%) per annum.”

2.           Reconfirmation of Promissory Notes. The Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Promissory Notes, to the extent the same are not amended hereby.

3.           Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Promissory Notes to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Promissory Notes as modified or waived hereby.

4.           Promissory Notes to Continue in Full Force and Effect.  Except as specifically modified herein, the Promissory Notes and the terms and conditions thereof shall remain in full force and effect.

5.           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.

“COMPANY”
TASK TECHNOLOGY, INC.

By:
Its: President
Printed Name: Steven R. Visser
Date: 1/20/2011

“NOTE HOLDER”
GENESIS FUND, LTD.

By:
Its: Chairman & CEO
Printed Name: Guy D. Roberts
Date: 1/20/2011